            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- SOCIAL SECURITY NUMBERS HAVE NINE DIGITS SEPARATED BY TWO HYPHENS: i.e., 000-00-0000. EMPLOYER IDENTIFICATION NUMBERS HAVE NINE DIGITS SEPARATED BY ONLY ONE HYPHEN: i.e., 00-0000000. THE TABLE BELOW WILL HELP DETERMINE THE NUMBER TO GIVE THE PAYER.


  FOR THIS TYPE OF          GIVE THE                         FOR THIS TYPE OF          GIVE THE
  ACCOUNT:                  SOCIAL SECURITY                  ACCOUNT:                  EMPLOYER
                            NUMBER OF--                                                IDENTIFICATION
                                                                                       NUMBER OF--

  1. Individual             The individual                   6.  Sole proprietorship   The owner(3)
                                                                 account
  2. Two or more            The actual owner of the          7.  A valid trust,        Legal entity(4)
      individuals (joint    account or, if combined          estate, or pension trust
      account)              funds, the first
                            individual on the
                            account(1)
  3. Custodian account of   The minor(2)                     8. Corporate              The corporation
     a minor (Uniform Gift
     to Minors Act)
  4. a. The usual           The grantor-trustee(1)           9.  Association, club,    The organization
        revocable savings                                        religious,
      trust account                                              charitable,
      (grantor is also                                           educational or other
      trustee)                                                   tax-exempt
                                                                 organization
    b. So-called trust      The actual owner(1)              10. Partnership           The partnership
      account that is not
      a legal or valid
      trust under State
      law
  5. Sole proprietorship    The owner(3)                     11. A broker or           The broker or nominee
      account                                                registered nominee

 (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.
 (2) Circle the minor's name and furnish the minor's social security number.
 (3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
 (4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

 NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on payments made hereunder include the following:

- A corporation

- An organization exempt from tax under Section 501(a)*, an IRA or a custodial account under Section 403(b)(7) if the account satisfies the requirements of
  Section 401(f)(2).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A foreign central bank of issue.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

PRIVACY ACT NOTICE-Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS--If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE

SERVICE.
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* Unless otherwise indicated, all section references are to the Internal Revenue
Code of 1986, as amended.